UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 10, 2002

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Event

Financing Activities

On October 10, 2002, Portland General Electric Company issued $150 million of 8 1/8% First Mortgage Bonds, maturing February 2010. The bonds were issued as a private placement. Net proceeds from this issue will be used to reduce short-term debt, refinance current maturities of long-term debt, and for other general corporate purposes.

Item 7. Financial Statements and Exhibits

  Exhibit

  Instruments defining the rights of security holders, including indentures

Pursuant to Regulation S-K Item 601(b)(4)(iii), the Company agrees to furnish a copy of the Fiftieth Supplemental Indenture to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

October 10, 2002	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

October 10, 2002	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer